                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-57169; 33-61667; 333-02983; 333-32701;
333-45211; 333-67465; 333-83643; 333-32572; and 333-48532) and Form S-8 (Nos.
33-16242; 33-52835; 333-01099; 333-01421; 333-02623; 333-02621; 333-21291;
333-32653; 333-32635; 333-51627; 333-51635; 333-51641; 333-76887; 333-82691;
333-31158; 333-38846; and 333-47968) of U.S. Bancorp of our report dated January 14, 2000 relating to the consolidated financial statements of Firstar Corporation and its subsidiaries ("Firstar"), which appears in Firstar's Annual Report on Form 10-K/A for the year ended December 31, 1999, which is incorporated by reference in the U.S. Bancorp Current Report on Form 8-K dated January 22, 2001.


                                                  /s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
January 22, 2001
















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